Coopers                                             Coopers & Lybrand L.L.P.
&Lybrand                                            a professional services firm






                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the reference to our Firm under the caption
"Counsel and Auditors" in the Statement of Additional Information of the Lebenthal Funds, Inc. in this Post-Effective Amendment No.
14 to the Registration Statement on Form N-1A of the Lebenthal
Funds, Inc. (File No. 33-36784).



                                  COOPERS & LYBRAND L.L.P.


New York, New York
October 29, 1997




















Coopers & Lybrand L.L.P. a registered limited liability partnership, is a member firm of Coopers & Lybrand (International).